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As filed with the Securities and Exchange Commission on June 14, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VALENTIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3156660
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

863A Mitten Road
Burlingame, California 94010
(Address of Principal Executive Offices including Zip Code)

VALENTIS, INC. 2001 NONSTATUTORY INCENTIVE PLAN
(Full Title of the Plan)

Benjamin F. McGraw, III President and Chief Executive Officer VALENTIS, INC. 863A Mitten Road Burlingame, California 94010 (650) 697-1900	Copy to: Alan C. Mendelson, Esq. LATHAM & WATKINS 135 Commonwealth Drive Menlo Park, California 94025 (650) 328-4600

(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common stock, $.001 par value	3,000,000	$5.64	$16,920,000.00	$4,230.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover a presently indeterminate number of additional shares of the Registrant's common stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and is based on the average of the high and low sales price of the common stock, as reported on The Nasdaq National Market on June 12, 2001.

Proposed sale to take place as soon after the effective date of the registration statement as options granted under the plan are exercised.

Total Pages 17
Exhibit Index on Page 6

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The information called for in Part I of Form S-8 is not being filed with, or included in, this Form S-8 (by incorporation, by reference, or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents, which were filed with the Commission by Valentis, Inc. (the "Registrant"), are incorporated herein by reference:

  (a)
  The Registrant's latest annual report on Form 10-K for the year ended June 30, 2000 (File No. 0-22987), including all material incorporated by reference therein.

  (b)
  The Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2000 (File No. 0-22987), including all material incorporated by reference therein.

  (c)
  The Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 2000 (File No. 0-22987), including all material incorporated by reference therein.

  (d)
  The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2001 (File No. 0-22987), including all material incorporated by reference therein.

  (e)
  The Registrant's current report on Form 8-K (File No. 0-22987), filed March 12, 2001, including all material incorporated by reference therein.

  (f)
  The description of the Registrant's common stock, par value $.001 per share, contained in the registration statement on Form 8-A (File No. 0-22987), filed with the Commission on August 15, 1997, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all material incorporated by reference therein and any subsequently filed amendments and reports updating such description.

    In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

    Not applicable.

Item 5. Experts.

    The validity of the issuance of the shares of common stock described herein has been passed upon for the Registrant by the law firm Latham & Watkins, of which one partner also serves as a member of the Board of Directors of Registrant.

Item 6. Indemnification of Directors and Officers.

    The Registrant's Amended and Restated Certificate of Incorporation and Bylaws, in effect as of the date hereof (respectively, the "Certificate" and "Bylaws") include provisions that: (i) eliminate, to the extent permitted by Delaware General Corporation Law ("DGCL"), the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the Registrant or its stockholders; and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by DGCL. Pursuant to Section 145 of DGCL, a corporation generally has the power to indemnify directors and officers against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions provided they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Delaware law also empowers a corporation to purchase and maintain insurance on behalf of directors and officers against any liability arising out of their capacity or status as such, whether or not the corporation would have the power to indemnify the directors and officers against such liability under Section 145 of DGCL.

    The Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is, or was, a director or an executive officer of the Registrant or any of its affiliated enterprises. In addition, the Registrant has an insurance policy covering its directors and officers with respect to certain liabilities, including liabilities arising under the Securities Act.

    The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. Under DGCL, a director's fiduciary duty to the Registrant and its stockholders is not eliminated or limited by such provisions and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available. In accordance with Section 102(b)(7) of DGCL, these provisions do not eliminate or limit the liability of a director: (i) for breach of a director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of DGCL for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law; and (iv) for any transaction from which a director derived an improper personal benefit. Furthermore, the indemnity agreements entered into by the Registrant are subject to the limitations set forth by Section 145 of DGCL and, therefore, no indemnification is available for directors and officers unless they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Moreover, the indemnity agreements specifically preclude indemnification of directors and officers on account of any claim against them involving: (i) the purchase or sale of securities of the Registrant pursuant to Section 16(b) of the Exchange Act, (ii) conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct; (iii) conduct that constituted a breach of the duty of loyalty or resulted in any personal profit or advantage to which the director or officer was not legally entitled; (iv) payment actually made under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except with respect to any excess beyond such payment; or (v) indemnification that would be against public policy. In addition, the provisions discussed in the preceding paragraphs do not affect a director's responsibilities under any other law, such as federal securities law or federal or state environmental laws.

Item 7. Exemption From Registration Claimed.

    Not applicable.

Item 8. Exhibits.

    See Index to Exhibits on page 6.

Item 9. Undertakings.

  (a)
  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on May 21, 2001.

VALENTIS, INC.
By:	/s/ Benjamin F. McGraw, III Benjamin F. McGraw, III Chairman, Chief Executive Officer, and President

POWER OF ATTORNEY

    Each person whose signature appears below hereby authorizes and appoints Benjamin F. McGraw, III and Bennet L. Weintraub as attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, individually and in the capacities stated below, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signatures	Title	Date

/s/ Benjamin F. McGraw, III Benjamin F. McGraw, III	Chairman, Chief Executive Officer and President (Principal Executive Officer)	May 21, 2001
/s/ Bennet L. Weintraub Bennet L. Weintraub	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2001
/s/ Patrick G. Enright Patrick G. Enright	Director	May 11, 2001
/s/ Mark McDade Mark McDade	Director	May 18, 2001
/s/ Raju Kucherlapati Raju Kucherlapati	Director	May 21, 2001
/s/ Bert W. O'Malley Bert W. O'Malley	Director	May 21, 2001
/s/ Arthur M. Pappas Arthur M. Pappas	Director	May 25, 2001
/s/ Stanley T. Crooke Stanley T. Crooke	Director	May 21, 2001
/s/ Alan C. Mendelson Alan C. Mendelson	Director	May 21, 2001

INDEX TO EXHIBITS

Exhibit Number
4.1	Valentis, Inc. 2001 Nonstatutory Incentive Plan
5.1	Opinion of Latham & Watkins
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Latham & Watkins (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Experts.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption From Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS